Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 27, 2023

Media Contact:	Investor Contact:
Sarah Hamaker	Nick White
Corporate Communications	Investor Relations
Phone: 435-513-0799	Phone: 503-464-8073

Portland General Electric Announces Third Quarter 2023 Results
•Reached constructive global settlement stipulation in 2024 GRC, including updates to the power cost recovery framework
•Third quarter results reflect challenging weather, power market volatility, and continued investment to support grid resiliency, customer growth and decarbonization
•Narrowing 2023 adjusted earnings guidance from $2.60 to $2.75 to $2.60 to $2.65 per diluted share to reflect the impact of third quarter power cost results

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $47 million, or $0.46 per diluted share, for the third quarter of 2023. This compares with GAAP net income of $58 million, or $0.65 per diluted share, for the third quarter of 2022.

“While challenging power market conditions impacted our results in the quarter, we made important progress to reduce risk and reinforce our long-term growth trajectory,” said Maria Pope, PGE President and CEO. “In particular, we were pleased to reach a constructive settlement in our General Rate Case, which improved power cost risk management. We also received exciting news that the Department of Energy awarded three grants that reinforce the work we are doing to advance the clean energy transition in collaboration with regional partners.”

Third Quarter 2023 Compared to Third Quarter 2022
Total revenues increased due to higher demand from digital customers and increased recovery of power costs, partially offset by lower residential and commercial usage. Purchased power and fuel expense increased primarily due to less favorable power market conditions resulting from periods of extreme summer heat. Operating and administrative expenses increased due to higher grid maintenance and resiliency costs and higher generation maintenance costs. Depreciation and amortization expense and interest expense increased due to ongoing capital investment. Other income decreased due to a prior year settlement gain from the buyout of a portion of PGE's post-retirement medical plan that did not recur.

Company Updates
2024 General Rate Case Global Settlement Stipulation
On October 6, 2023, PGE and stakeholders reached a settlement that resolves remaining issues in PGE's general rate case. Terms of the agreement and the resulting stipulation were submitted to the Oregon Public Utility Commission (OPUC) in Docket UE 416. After adjusting for the effects of settled items, PGE's adjusted annual revenue requirement increase is $391 million.

Key issues resolved include a provision allowing recovery of certain costs during Reliability Contingency Events (as defined in the settlement) at an 80/20 sharing ratio, inclusions of incremental Net Variable Power Costs (NVPC) for additional capacity contracts, the establishment of a balancing account for the recovery of routine vegetation management expenses, a tariff filing for residential and small commercial customers weather-normalized decoupling, withdrawal of the proposal for associated storage from the Renewable Adjustment Clause, and updates to PGE’s Income Qualified Bill Discount program.

The stipulations remain subject to OPUC approval, with new customer prices effective January 1, 2024.

Wildfire Mitigation Automatic Adjustment Clause
On October 18, 2023, the OPUC adopted a stipulation agreed to by PGE and certain parties that allows PGE to begin amortizing $27 million of deferred wildfire mitigation costs, comprised of $23 million related to the September 30, 2023 deferred operating expense balance of $31 million and $4 million for capital related revenue requirement. The $27 million will be amortized over a one-year period beginning October 20, 2023. PGE will recover the remaining deferred expense balance in future periods to be determined in a later proceeding. In January 2024, PGE will begin collecting forecasted wildfire mitigation costs under the wildfire mitigation automatic adjustment clause.

U.S. Department of Energy Awards
In October 2023, PGE and partner organizations were awarded the following:
•U.S. Department of Energy (DOE) Regional Clean Hydrogen Hub—The U.S DOE selected the Pacific Northwest Hydrogen Association’s PNWH2 Hub for award negotiations as one of the Regional Clean Hydrogen Hubs. PGE and partner organizations’ project concept proposed as part of the PNWH2 Hub would utilize the site of the former Boardman Coal Plant to locate a potential new facility to produce green hydrogen to generate clean electricity. DOE and the Pacific Northwest Hydrogen Association will negotiate the final funding and scope for the hub beginning this fall as part of a multi-year process.
•U.S. DOE Bethel-Round Butte Transmission Line Upgrade—The U.S. DOE selected the Confederated Tribes of Warm Springs (CTWS), in partnership with PGE, for a $250 million grant to upgrade the existing 230 kV Bethel-Round Butte Transmission line to 500 kV. The added capacity will increase resiliency of the transmission system and enable new carbon-free generation in Central Oregon.
•U.S. DOE Smart Grid Chip—The U.S. DOE selected a PGE led consortium for a $50 million grant for the Smart Grid Chip project. The project will enable real-time information at each meter to improve the visibility of the electrical system and enhance reliability and grid management.

PGE continues to pursue multiple areas under federal legislative programs for potential grant funding of projects.

Voluntary Renewable Energy Program
For the 14th year, PGE's voluntary renewable energy program, Green Future, was ranked number one by the U.S. Department of Energy’s National Renewable Energy Laboratory for the largest participation of business and residential customers in a renewables program of any electric utility in the U.S.

Quarterly Dividend
As previously announced, on October 20, 2023, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.475 per share. The quarterly dividend is payable on or before January 15, 2024 to shareholders of record at the close of business on December 26, 2023.

2023 Earnings Guidance
PGE is narrowing its estimate for full-year 2023 adjusted earnings guidance from $2.60 to $2.75 to $2.60 to $2.65 per diluted share based on the following assumptions:
•An increase in energy deliveries of 2%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $695 million and $715 million which includes approximately $40 million of storm, wildfire and related deferral and other expenses that are offset in revenue and other income statement lines;
•Depreciation and amortization expense between $445 million and $465 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $500 to $550 million;
•Capital expenditures of $1,475 million; and
•Average construction work in progress balance of $540 million.

Third Quarter 2023 Earnings Call and Webcast — October 27, 2023
PGE will host a conference call with financial analysts and investors on Friday, October 27, 2023, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on October 27, 2023.

Maria Pope, President and CEO and Joe Trpik, Senior Vice President of Finance and CFO, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is a fully integrated energy company that generates, transmits and distributes electricity to over 900,000 customers in 51 cities across the state of Oregon. For more than 130 years, Portland General Electric (PGE) has powered the advancement of society, delivering safe, affordable, reliable and increasingly clean energy. To deliver on its strategy and meet state targets, PGE and its approximately 3,000 employees are committed to collaborating with stakeholders to achieve at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. PGE customers set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. Additionally, for the fifth year in a row, PGE was recognized by the Bloomberg Gender-Equality Index which highlights companies committed to creating a more equal and inclusive workplace. As a reflection of the company's commitment to the community it serves, in 2022, PGE employees, retirees and the PGE Foundation donated nearly $5.5 million and volunteered more than 18,000 hours with more than 400 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of

1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "based on," "believes," "conditioned upon," "considers," “could,” "estimates," "expects," “expected,” "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets,“ “will likely result”, “will continue,” or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, inability to complete negotiations on contracts for capital projects, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE's jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company's strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE's risk management policies and procedures; PGE's ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company's greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; and risks and uncertainties related to All-Source RFP projects, including regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the

EDGAR system free-of-charge on the SEC's website, www.sec.gov and on the Company's website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Revenues, net	$801	$742	$2,192	$1,955
Alternative revenue programs, net of amortization	1	1	6	5
Total revenues	802	743	2,198	1,960
Operating expenses:
Purchased power and fuel	386	337	910	707
Generation, transmission and distribution	85	83	279	258
Administrative and other	89	84	262	257
Depreciation and amortization	116	108	340	310
Taxes other than income taxes	41	39	124	118
Total operating expenses	717	651	1,915	1,650
Income from operations	85	92	283	310
Interest expense, net	42	39	127	115
Other income:
Allowance for equity funds used during construction	5	4	12	10
Miscellaneous income, net	5	13	22	13
Other income, net	10	17	34	23
Income before income tax expense	53	70	190	218
Income tax expense	6	12	30	36
Net income	47	58	160	182
Other comprehensive income	—	—	1	1
Net income and Comprehensive income	$47	$58	$161	$183

Weighted-average common shares outstanding (in thousands):
Basic	100,849	89,263	96,625	89,294
Diluted	101,103	89,447	96,830	89,448

Earnings per share:
Basic	$0.47	$0.65	$1.65	$2.04
Diluted	$0.46	$0.65	$1.65	$2.04

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$47	$165
Accounts receivable, net	364	398
Inventories	109	95
Regulatory assets—current	55	54
Other current assets	149	498
Total current assets	724	1,210
Electric utility plant, net	9,078	8,465
Regulatory assets—noncurrent	546	473
Nuclear decommissioning trust	34	39
Non-qualified benefit plan trust	33	38
Other noncurrent assets	188	234
Total assets	$10,603	$10,459

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	September 30, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$187	$457
Liabilities from price risk management activities—current	73	118
Current portion of long-term debt	—	260
Current portion of finance lease obligation	20	20
Accrued expenses and other current liabilities	356	641
Total current liabilities	636	1,496
Long-term debt, net of current portion	3,786	3,386
Regulatory liabilities—noncurrent	1,418	1,389
Deferred income taxes	445	439
Unfunded status of pension and postretirement plans	172	170
Liabilities from price risk management activities—noncurrent	120	75
Asset retirement obligations	261	257
Non-qualified benefit plan liabilities	78	83
Finance lease obligations, net of current portion	291	294
Other noncurrent liabilities	101	91
Total liabilities	7,308	7,680
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, no par value, 160,000,000 shares authorized; 101,123,903 and 89,283,353 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,744	1,249
Accumulated other comprehensive loss	(3)	(4)
Retained earnings	1,554	1,534
Total shareholders’ equity	3,295	2,779
Total liabilities and shareholders’ equity	$10,603	$10,459

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$160	$182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	340	310
Deferred income taxes	(3)	9
Pension and other postretirement benefits	4	7
Other post retirement benefits settlement gain	—	(11)
Allowance for equity funds used during construction	(12)	(10)
Decoupling mechanism deferrals, net of amortization	(6)	(5)
Regulatory assets	10	(44)
Regulatory liabilities	17	8
2020 Labor Day wildfire earnings test reserve	—	15
Other non-cash income and expenses, net	46	41
Changes in working capital:
Accounts receivable, net	23	(21)
Inventories	(14)	(14)
Margin deposits	87	(8)
Accounts payable and accrued liabilities	(181)	80
Margin deposits from wholesale counterparties	(133)	44
Other working capital items, net	20	24
Other, net	(27)	(33)
Net cash provided by operating activities	331	574

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from investing activities:
Capital expenditures	(931)	(541)
Sales of Nuclear decommissioning trust securities	1	3
Purchases of Nuclear decommissioning trust securities	(1)	(3)
Proceeds from sale of properties	2	13
Other, net	(3)	—
Net cash used in investing activities	(932)	(528)

Cash flows from financing activities:
Proceeds from issuance of common stock	$485	$—
Proceeds from issuance of long-term debt	400	—
Payments on long-term debt	(260)	—
Issuance of commercial paper, net	—	40
Proceeds from Pelton/Round Butte financing arrangement	—	25
Dividends paid	(131)	(117)
Repurchase of common stock	—	(18)
Other	(11)	(10)
Net cash provided by (used in) financing activities	483	(80)
Change in cash and cash equivalents	(118)	(34)
Cash and cash equivalents, beginning of period	165	52
Cash and cash equivalents, end of period	$47	$18

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$91	$81
Cash paid for income taxes	25	18
Non-cash investing and financing activities:
Assets obtained under leasing arrangements	—	29

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2023		2022
Revenues (dollars in millions):
Retail:
Residential	$942	43%	$841	43%
Commercial	606	27	540	29
Industrial	258	12	216	11
Direct Access	20	1	26	1
Subtotal Retail	1,826	83	1,623	84
Alternative revenue programs, net of amortization	6	—	5	—
Other accrued revenues, net	(2)	—	6	—
Total retail revenues	1,830	83	1,634	84
Wholesale revenues	323	15	281	14
Other operating revenues	45	2	45	2
Total revenues	$2,198	100%	$1,960	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	5,949	28%	5,880	29
Commercial	4,995	23	4,981	24
Industrial	3,380	16	3,072	15
Subtotal	14,324	67	13,933	68
Direct access:
Commercial	442	2	412	2
Industrial	1,307	6	1,325	7
Subtotal	1,749	8	1,737	9
Total retail energy deliveries	16,073	75	15,670	77
Wholesale energy deliveries	5,295	25	4,807	23
Total energy deliveries	21,368	100%	20,477	100%

Average number of retail customers:
Residential	814,773	88%	808,632	88%
Commercial	112,210	12	112,015	12
Industrial	195	—	192	—
Direct access	538	—	552	—
Total	927,716	100%	921,391	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Nine Months Ended September 30,
	2023		2022
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	7,746	38%	5,610	29%
Coal	1,629	8	1,576	8
Total thermal	9,375	46	7,186	37
Hydro	865	4	762	4
Wind	1,644	8	1,410	7
Total generation	11,884	58	9,358	48
Purchased power:
Hydro	3,622	18	5,107	26
Wind	699	3	640	3
Solar	935	4	585	3
Natural Gas	145	1	27	—
Waste, Wood, and Landfill Gas	116	1	122	1
Source not specified	3,056	15	3,809	19
Total purchased power	8,573	42	10,290	52
Total system load	20,457	100%	19,648	100%
Less: wholesale sales	(5,295)		(4,807)
Retail load requirement	15,162		14,841

The following table indicates the number of heating and cooling degree-days for the three and nine months ended September 30, 2023 and 2022, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2023	2022	Avg.	2023	2022	Avg.

First Quarter	1,927	1,761	1,840	—	—	—
Second Quarter	554	761	629	195	75	101
July	—	—	7	269	279	192
August	1	—	5	327	321	216
September	44	6	52	91	145	85
Third Quarter	45	6	64	687	745	493
Year-to-date	2,526	2,528	2,533	882	820	594
Increase from the 15-year average	—%	—%		48%	38%